Exhibit 99.1

KBR Announces Changes to its Board of Directors

HOUSTON – (April 4, 2022) – KBR (NYSE: KBR) announced today that Umberto della Sala will not seek re-election to the company’s board of directors at the annual shareholder meeting in May. Sir John A. Manzoni KCB has been nominated to fill the board position and will stand for election at the May meeting.

Della Sala has been a member of KBR’s board of directors since 2015, serving on the Compensation and Sustainability and Corporate Responsibility Committees.

Manzoni currently serves as the Chair of SSE, a UK utilities company, and is Chairman of the Atomic Weapons Establishment, a non-departmental UK government body central to the country’s nuclear defense strategy. In addition, he is a nonexecutive director of Diageo plc, a British multinational beverage company, and serves on the Global Leadership Council of the Said Business School at the University of Oxford. Past industry experience includes tenure as Chief Executive of the UK Civil Service and as Permanent Secretary of the Cabinet Office from 2013 to 2020. Manzoni spent 25 years at BP, including as Chief Executive of Gas and Power and later as Chief Executive of Refining and Marketing. He also joined BP plc’s main board in 2003. From 2007 to 2012, he was President and Chief Executive of Talisman Energy, a global exploration and production company based in Canada. And he also served on the board of SABMiller from 2005 to 2014.

“We look forward to Sir John joining the KBR family and welcome his guidance and diverse experience to the KBR Board of Directors,” said General Lester Lyles, USAF (Ret.), Chairman of KBR’s board. “And I would like to thank Umberto for his dedication to KBR over the past seven years. It has been an honor to serve alongside him, and we wish him well for the future.”

About KBR

We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 28,000 people performing diverse, complex and mission critical roles in 34 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the company’s ability to respond to the resulting challenges and business disruption; the recent dislocation of the global energy market; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com